                                                                                                  Exhibit 11
                                                                                                 Page 1 of 2

                                        Ford Motor Company and Subsidiaries

                            COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                            -----------------------------------------------------------
                         IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                         ----------------------------------------------------------------




                                                                Third Quarter 1997                   Third Quarter 1996
                                                         ---------------------------------    ---------------------------------
                                                                             Income                                Income
                                                                          Attributable                          Attributable
                                                         Avg. Shares       to Common          Avg. Shares         to Common
                                                          of Common    and Class B Stock       of Common      and Class B Stock
                                                         and Class B   -------------------    and Class B     -----------------
                                                            Stock                    Per         Stock                     Per
                                                         Outstanding    Total       Share     Outstanding      Total      Share
                                                         -----------   --------    -------    -----------     --------    ------
                                                           (Mils.)      (Mils.)               (Mils.)       (Mils.)

 Preliminary Earnings Per Share Calculation                 1,198       $1,112       $0.93     1,183           $670       $0.57

 I. Primary Earnings Per Share
    --------------------------

    . Assuming exercise of options                             58                                 49
    . Assuming purchase of shares with proceeds of options    (35)                               (34)
    . Assuming issuance of shares contingently issuable         2                                  2
    . Assuming exercise of subsidiary stock options
       and conversion of subsidiary convertible debt                        (1)                                  0
    . Uncommitted ESOP shares                                  (2)                                (7)
                                                            -----       ------                 -----           ----
        Net Common Stock Equivalents                           23           (1)                   10              0
                                                            -----       ------                 -----           ----

    Primary Earnings Per Share Calculation                  1,221       $1,111       $0.91 a/  1,193           $670       $0.56 a/
                                                            =====       ======       =====     =====           ====       =====
II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation                  1,221       $1,111       $0.91     1,193           $670       $0.56

    . Assuming conversion of convertible preferred stock        9            3 b/                 16              5 b/
    . Reduction in shares assumed to be purchased
      with option proceeds c/                                   2                                  0
    . Effect of reduction in subsidiary shares assumed
       to be purchased with option proceeds c/                               0                                    0
                                                            -----       ------                 -----           ----

    Fully Diluted Earnings Per Share Calculation            1,232       $1,114       $0.90     1,209           $675       $0.56
                                                            =====       ======       =====     =====           ====       =====


- - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

                                                                                                      Exhibit 11
                                                                                                      Page 2 of 2

                                          Ford Motor Company and Subsidiaries

                            COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                            -----------------------------------------------------------
                         IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                         ----------------------------------------------------------------




                                                                Nine Months 1997                          Nine Months 1996
                                                       ---------------------------------         ---------------------------------
                                                                           Income                                     Income
                                                                        Attributable                               Attributable
                                                       Avg. Shares       to Common               Avg. Shares         to Common
                                                        of Common    and Class B Stock            of Common      and Class B Stock
                                                       and Class B   -------------------           and Class B   -----------------
                                                          Stock                    Per             Stock                     Per
                                                       Outstanding    Total       Share          Outstanding      Total     Share
                                                       -----------   --------    -------         -----------     --------   ------
                                                         (Mils.)      (Mils.)                    (Mils.)         (Mils.)

 Preliminary Earnings Per Share Calculation              1,193       $5,083       $4.26          1,177            $3,191    $2.71

 I. Primary Earnings Per Share
    --------------------------

    . Assuming exercise of options                          59                                      57
    . Assuming purchase of shares with proceeds of
      options                                              (40)                                    (41)
    . Assuming issuance of shares contingently issuable      2                                       2
    . Assuming exercise of subsidiary stock options
       and conversion of subsidiary convertible debt                     (2)                                           0
    . Uncommitted ESOP shares                               (3)                                     (6)
                                                         -----       ------                      -----            ------
        Net Common Stock Equivalents                        18           (2)                        12                 0
                                                         -----       ------                      -----            ------

    Primary Earnings Per Share Calculation               1,211       $5,081       $4.20 a/       1,189            $3,191    $2.68 a/
                                                         =====       ======       =====          =====            ======    =====
II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation               1,211       $5,081       $4.20          1,189            $3,191    $2.68

    . Assuming conversion of convertible preferred
      stock                                                 10           10 b/                      20                20 b/
    . Reduction in shares assumed to be purchased
       with option proceeds c/                               7                                       0
    . Effect of reduction in subsidiary shares assumed
       to be purchased with option proceeds c/                            1                                            0
                                                         -----       ------                     ------            ------

    Fully Diluted Earnings Per Share Calculation         1,228       $5,092       $4.15          1,209            $3,211    $2.66
                                                         =====       ======       =====          =====            ======    =====

- - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.

                                                  -21-